Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Fairmount Bancorp, Inc. and Fairmount Bank

Baltimore, Maryland

We hereby consent to the use in the Registration Statement on Form S-1 and the Application for Conversion of our report dated December 2, 2009, relating to the financial statements of Fairmount Bank and to the reference to our Firm under the caption “Experts” in the Prospectus.

Chambersburg, Pennsylvania

March 23, 2010